Exhibit 24
POWER OF ATTORNEY
          Each of the undersigned officers and/or directors of Brush Engineered Materials Inc., an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint each of Gordon D. Harnett, John D. Grampa, Michael C. Hasychak and David P. Porter, with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 concerning Common Shares of the Registrant to be offered in connection with the 2006 Stock Incentive Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
          IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 30th day of March 2006

/s/ Gordon D. Harnett	/s/ William P. Madar,

Gordon D. Harnett, Chairman,	William P. Madar, Director
Chief Executive Officer and Director
(principal executive officer)

/s/ John D. Grampa	/s/ William G. Pryor

John D. Grampa, Vice President	William G. Pryor, Director
Chief Financial Officer
(principal financial and accounting officer)

/s/ Albert C. Bersticker	/s/ N. Mohan Reddy

Albert C. Bersticker, Director	N. Mohan Reddy, Director

/s/ Joseph P. Keithley	/s/ William R. Robertson,

Joseph P. Keithley, Director	William R. Robertson, Director

/s/ William B. Lawrence	/s/ John Sherwin, Jr.

William B. Lawrence, Director	John Sherwin, Jr., Director